SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

8797 Beverly Blvd., Suite 206 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Effective May 16, 2005, Dennis Kogod and Thomas M. Tully were appointed to the Board of Directors of the Company. In accordance with the Company’s compensation policies, subject to the approval of the 2005 Stock Incentive Plan by the Company’s stockholders, Mr. Kogod and Mr. Tully were each granted a seven-year non-qualified stock option to purchase 30,000 shares of the Company’s common stock. The options are exercisable at $2.48 per share (the fair market price of the Company’s common stock determined in accordance with the Company’s 2005 Stock Incentive Plan). Options to purchase 15,000 shares vested on May 16, 2005, and the options for the remaining 15,000 shares will vest on May 16, 2006. The press release announcing to the appointment of Messrs. Kogod and Tully to the Company’s Board of Directors is furnished as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 18, 2005 announcing to the appointment of Dennis Kogod and Thomas M. Tully to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2005	ARBIOS SYSTEMS, INC. By: /s/ AMY FACTOR Amy Factor, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 18, 2005 announcing to the appointment of Dennis Kogod and Thomas M. Tully to the Board of Directors.